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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We have issued our report dated March 17, 2005, accompanying the consolidated financial statements and schedule of Health Fitness Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/Grant Thornton LLP



Minneapolis, Minnesota
March 6, 2006